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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                            SCHEDULE 14A INFORMATION

                                ----------------

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. )

Filed by the Registrant         X
                               ---
Filed by a Party other than the Registrant      |_|

Check the appropriate box

      Preliminary Proxy Statement
---
 X       Definitive Proxy Statement
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      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
---

                                  HYDROMER INC.
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                (Name of Registrant as Specified in its Charter)

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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

 X    No fee required
---
      Fee computed on table below per Exchange Act Rules 14a(6)(i)(4) and 0-11.
---

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1)    Title of each class of securities to which transaction applies:

________________________________________________________________________________

2)    Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

________________________________________________________________________________

4)    Proposed maximum aggregate value of transaction:

________________________________________________________________________________

5)    Total Fee Paid:

________________________________________________________________________________

      Fee paid previously with preliminary materials

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount previously paid:___________________________________________________

2)    Form, Schedule or Registration Statement No.______________________________

3)    Filing party:_____________________________________________________________

4)    Date Filed:_______________________________________________________________




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HYDROMER, INC.
35 Columbia Road
Branchburg, NJ 08876-3518


NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
To be held October 30, 1997



     The Annual Meeting of the Shareholders of HYDROMER, Inc. (the "Company") will be held on Thursday, October 30, 1997, at the Corporate Headquarters of Hydromer, 35 Columbia Road, Branchburg, New Jersey at 10 o'clock a.m. for the following purpose, as more fully described in the accompanying Proxy Statement:

          1. To elect directors of the Company for the ensuing year.

          2. To ratify the selection by the Board of Directors of Rosenberg Rich Baker Berman & Company as the Company's independent accountants for fiscal 1998

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on September 2, 1997 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and to vote at the Meeting.

                                        By Order of the Board of Directors



                                        Robert D. Frawley, Secretary

Branchburg, New Jersey
September 5, 1997


     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF PROXY CARD IS MAILED IN THE UNITED STATES.

PROXY STATEMENT

This Proxy Statement, which will be mailed commencing on or about September 5, 1997 to the persons entitled to receive the accompanying Notice of Annual Meeting of Shareholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of HYDROMER, INC. for use at the Annual Meeting of Shareholders to be held at the Corporate Headquarters of Hydromer, 35 Columbia Road, Branchburg, New Jersey at 10 o'clock a.m. on October 30, 1997 and at any adjournment thereof, for the purposes set forth in such Notice. The Company's executive office is located at 35 Columbia Road, Branchburg, New Jersey 08876-3518.

At the close of business on September 2, 1997, the record date stated in the accompanying Notice, the Company had 4,367,987 outstanding shares of Common Stock without par value ("Common Stock"), each of which is entitled to one vote with respect to each matter to come before the Meeting. The Company has 10,917 shares of Common Stock which are Treasury Stock and not entitled to vote.
The Company has no class or series of stock outstanding other than the Common Stock.

As of September 2, 1997, Manfred F. Dyck, Chairman of the Board and a director of the Company, beneficially owned approximately 38.51% of the outstanding Common Stock of the Company, and his wife Ursula M. Dyck, a director of the Company, beneficially owned an additional 3.62% of the Common Stock. Such ownership may enable such shareholders to exercise a controlling influence over the Company's affairs.

I. ELECTION OF DIRECTORS


Five directors will be elected at the Annual Meeting of Shareholders, each to serve for one year and until a successor shall have been duly chosen and qualified. Each director is elected by a plurality of votes cast. It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of the five nominees listed in the following table, unless otherwise instructed in the Proxy. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares represented by such Proxy for another person duly nominated by the Board of Directors in his or her stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. The Board of Directors has no reason to believe that any person named will be unable or will decline to serve. Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.


Name of Nominee and Certain
Biographical Information

MANFRED F. DYCK, age 62; President of Biosearch Medical Products, Inc. (manufacturer and distributor of enteral feeding systems) since 1975; Chairman of the Board of the Company since June 1983 and Chief Executive of the Company since July of 1989; President from 1980 to June 1983; Director of Biosearch Medical Products Inc. since 1975; Director of the Company since 1980. Manfred and Ursula Dyck are husband and wife.

MAXWELL BOROW, M.D., age 71, Medical Doctor, retired Chief of Surgery at Somerset Medical Center (hospital) from 1985-1994, Chief of Vascular Surgery at Somerset Medical Center from 1978-1985; Director of the Company since 1990.

URSULA M. DYCK, age 63; Vice President Sales and Marketing of Biosearch Medical Products, Inc. since 1991; Director: Biosearch Medical Products Inc. since 1975; and Director of the Company since 1980. Ursula and Manfred Dyck are wife and husband.

DIETER HEINEMANN, age 59; Specialist, Frankfurt, Germany Stock Exchange since prior to 1987. Director of the Company since 1991.

ROBERT H. BEA, age 44; Director of Quality Assurance & Regulatory Affairs of Siemens Hearing Instruments, Inc. since 1994; Vice President of Quality Assurance and Regulatory Affairs of Biosearch Medical Products, Inc. from 1992-1994; Previously, he worked at Johnson & Johnson where he held positions of increasing responsibility in Quality/Regulatory affairs from 1973-1991 .Director of the Company since 1996.

                               Stock Owned
                           Beneficially as of
                           September 2, 1997 (1)            Percent of Class
                           ---------------------            ----------------
MANFRED F. DYCK, ...........    1,682,173 (2)                     38.51%

MAXWELL BOROW, M.D., .......        6,000                   Less than 1%

URSULA M. DYCK, ............      158,076 (3)                      3.62%

DIETER HEINEMANN, ..........      565,125 (4)                     12.94%

ROBERT H. BEA ..............          -0-                            --

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(1)  As of September 2, 1997, except as otherwise indicated below, each nominee has sole voting and investment power with respect to all shares shown in the table as beneficially owned by such nominee.

(2) Includes an aggregate of 23,676 shares held by Mr. Dyck as custodian for certain of his children and does not include 186,908 shares held with sole voting investment power by Mr. Dyck's children and relatives of Mr. Dyck's, as to which Mr. Dyck disclaims beneficial ownership, or shares held by Ursula M. Dyck, his wife.

(3) Includes an aggregate of 23,076 shares held by Mrs. Dyck as custodian for certain of her children and does not include 140,756 shares held with sole voting and investment power by Mrs. Dyck's children, as to which Mrs. Dyck disclaims beneficial ownership, or shares held by Manfred F. Dyck, her husband, individually or as custodian.

(4) Does not include 135,000 shares held by the wife and children of Mr. Heinemann as to which he disclaims beneficial ownership.

During the past year, the Board of Directors of the Company met four times. Dr. Borow attended 75% of the meetings and all other Directors attended 100% of the meetings. Since May of 1990, directors have been compensated at the rate of $750 per meeting for directors meetings attended in person, and $200 per meeting for telephone conference meetings. In addition, directors may attend operational meetings with Company management, and will be compensated at the rate of $500 per meeting for attendance at such meetings. No such operational meetings were held in the fiscal year 1997.

The Board of Directors of the Company does not have a separate Nominating Committee, Audit Committee or Compensation Committee. These functions are performed by the Board at its meetings.

Five Directors are standing for election at the annual meeting.

Executive Officers

Manfred F. Dyck has been Chairman of the Board of the Company since June 1983 and a Director of the Company since its inception. Mr. Dyck served as Chief Executive Officer of the Company from its inception until October 1986, and as of August 1989, reassumed the duties of Chief Executive Officer. Mr. Dyck has been President and a Director of Biosearch Medical Products Inc. since 1975.

Mark Klypka has been Vice President of Finance and Administration and Chief Financial Officer since May, 1995. Prior to joining the Company, Mr. Klypka had been Vice President Treasurer for Bergen Commercial Bank, since October 1993, Vice President Controller for First Morris Bank since June 1989.

Robert D. Frawley has been Secretary of the Company since January 1984. Mr. Frawley has been an attorney in private practice since December 1985. He is employed by the law firm of Smith, Stratton, Wise, Heher and Brennan, Princeton, New Jersey in February 1994. From December 1983 to December 1985, Mr. Frawley was Vice President - Corporate Counsel and Secretary of Bicsearch Medical Products Inc..

Compensation of Executive Officers

The following table sets forth information concerning cash compensation paid or accrued by the Company during the fiscal year ended June 30, 1997, to the CEO and for each of the executive officers of the Company whose total cash compensation exceeded $100,000 and the aggregate cash compensation of all executives of the Company as a group.


SUMMARY COMPENSATION TABLE


                       Annual Compensation         Long-Term Compensation
Name                 ------------------------    ------------------------------
And                                      Other  Restricted  Options   LTIP All
Principle                                Comp    Stock     /SAR($)   Pay Other
Position     Year     Salary($) Bonus($)  ($)    Awards     Awards   Outs Comp
----------   ----    ---------- -------- -----   ---------- ------   ----------

Manfred       1995     50,000     --       --      --          --     --   --
F. Dyck       1996     52,500     --     5,000
President     1997     64,257   25,687   6,250
C.E.O.


The aggregate value of restricted shares of the Company held by Manfred F. Dyck as of June 30, 1997 was approximately $310,968 (includes only shares held directly, does not include option or shares held as custodian.)

Cash compensation of all executive officers of the Company as a group (3 persons) was $190,888.

(1) Amount of Automobile Allowance which was paid in the year shown.

Stock Options

In 1984 the Board of Directors conferred upon Manfred F. Dyck, Chairman of the Board of the Company, the authority to grant to, among others, employees of the Company including executive officers, options to purchase up to 15,000 shares of the Common Stock of the Company at an exercise price of $1.00 per share, and upon such other terms and conditions as the Chairman may determine. No such options were granted during the 1997 fiscal year.

Certain Agreements With Directors and Executive Officers

Manfred F. Dyck has served as Chairman, Chief Executive Officer and President of the Company since July of 1989. He serves the Company approximately 5 days per month, not to exceed 20% of his time. He is compensated by a salary of $77,500 per annum and a car allowance of $5,000 per annum. He also participates in a management bonus program based upon Company profitability.

Information Concerning Certain Shareholders

The shareholders (including any "group" as that term is used in Section 13(d)
(3) of the Securities Exchange Act of 1934) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than 5% of the outstanding Common Stock as of September 2, 1997, and all directors and officers of the Company as a group, and their respective shareholdings (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                       Shares of Common
                           Stock Owned
Name and Address        Beneficially (1)                     Percent of Class
----------------       -----------------                     ----------------
Manfred F. Dyck            1,682,173            (2)(3)            38.52%
255 Holland Road
Far Hills, NJ  07931

Ben A Posdal                 355,361                               8.14%
Post Office Box 23632
Tampa, FL  33623

Dieter Heinemann             565,125  (4)                         12.92%
Goldbergweg 64
60599 Frankfurt AM
Federal Republic of Germany

All Directors              2,412,374          (2)(4)(5)           55.23%
and Officers
As a group (7 persons)

----------------

(1) As of September 2, 1997, except as otherwise indicated below, each nominee had sole voting and investment power with respect to all shares shown in the table as beneficially owned by such nominee.

(2) Includes an aggregate of 23,676 shares held by Mr. Dyck as custodian for certain of his minor children and does not include 186,908 shares held with sole voting and investment power by Mr. Dyck's children and his mother, as to which Mr. Dyck disclaims beneficial ownership.

(3) Does not include 158,076 shares held by Ursula M. Dyck, Mr. Dyck's wife, individually and as custodian, and pursuant to exercisable options.

(4) Does not include 135,000 shares held by the wife and children of Mr. Heinemann as to which he disclaims beneficial ownership.

(5) Includes 250 shares held by an officer as custodian for a minor child. Includes an aggregate of 23,076 shares held by Mrs. Dyck as custodian for certain of her minor children.

Other Information Concerning Directors, Officers and Shareholders


     During the fiscal year ended June 30, 1997, the Company sold materials and services in the aggregate amount of $31,257 to Biosearch Medical Products Inc. ("BMP"), a manufacturer and distributor of enteral feeding systems, and until September 1982 the holder of 99% of the Company's Common Stock. In connection with the distribution of BMP's shareholdings in the Company pro rata to the holders of BMP's Common Stock, the Company granted to BMP a world-wide, exclusive, royalty-free license to make, have made, use and sell Hydromer coatings on enteral feeding products. In January 1991, the Company also licensed BMP to apply its patented hydrophilic coatings to biliary stents, pancreatic stents, and certain gastrointestinal devices. Royalties are payable upon commercialization of the product and minimum royalties are due annually beginning January 1, 1992. In June of 1996, the Company also licensed BMP to apply its patented hydrophilic coatings to intermittent urinary catheters. In August of 1996, the Company also licensed BMP to apply its patented hydrophilic coatings to Medical Guidewires. Manfred F. Dyck and Ursula M. Dyck, both of whom are directors or executive officers of the Company are also directors or members of the management of BMP, hold approximately 20% of the Common Stock of BMP on a fully diluted basis. The Company believes that the terms of the foregoing arrangements are fair and equitable to both parties.

     Robert D. Frawley, Secretary of the Company, is of counsel to the law firm of Smith, Stratton, Wise, Heher and Brennan, Princeton, New Jersey. By agreement with the Company, Mr. Frawley provides legal counsel to the Company on a fee-for-service basis. Smith, Stratton, Wise, Heher & Brennan is expected to render legal services in the future.

II. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Subject to ratification by the stockholders, the Board of Directors, has selected the firm of Rosenberg Rich Baker Berman & Company as the Company's independent public accountants for the current year.

Representatives of Rosenberg Rick Baker Berman & Company are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

III. OTHER MATTERS

The Board of Directors of the Company does not know of any other matters which may be brought before the meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

IV. MISCELLANEOUS

If the accompanying form of Proxy is executed and returned, the shares represented thereby will be voted in accordance with the terms of the Proxy, unless the proxy is revoked by written notice addressed to and received by the Secretary of the Corporation. If no directions are indicated in such Proxy, the shares represented thereby will be voted in the election of directors in favor of the nominees proposed by the Board of Directors, and in favor of ratification of The Independent Certified Public Accountants. Any Proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a shareholder who may theretofore have given a Proxy will not have the effect of revoking the same unless the shareholder so notifies the Secretary of the meeting in writing at any time prior to the voting of the shares represented by the Proxy.

Votes which are withheld and broker nonvotes will be treated as shares which are present for purposes of determining a quorum. Withheld votes will be excluded in determining whether a nominee for director or the ratification of independent certified public accountants, has received a plurality of the votes cast.

All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by mail and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting materials to their principals.

It is important that Proxies be returned promptly. Shareholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their vote can be recorded.

V. EXCHANGE ACT COMPLIANCE

Section 16(a) of the Securities Exchange Act requires that certain of the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's securities, file reports of ownership and changes in ownership of the Company's securities with the Securities Exchange Commission. Officers, directors and greater than ten percent shareholders are required to provide the Company with copies of the forms they file.

Based solely upon its review of copies of such forms received by the Company, and upon representations by the Company's officers and directors regarding compliance with the filing requirements, the company believes that in Fiscal 1997, all filing requirements applicable to its officers, directors and ten percent shareholders were complied within a timely manner.

Shareholder Proposals

Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders of the Company must be received by the Company by July 22, 1998 in order to be considered for inclusion in the Company's Proxy Statement relating to such meeting.


                                             Branchburg, New Jersey
                                             September 5, 1997

                                             By Order of the Board of Directors




                                             Robert D. Frawley